Waterloo, Canada New York, United States Hamilton, Bermuda Miami, United States Santiago, Chile London, England Hamburg, Germany Dubai, United Arab Emirates Republic of Singapore INVESTOR PRESENTATION – FOURTH QUARTER 2012 Validus Holdings, Ltd.

2 This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Cautionary Note Regarding Forward-looking Statements

3 Selected Market Information at February 8, 2013 Exchange / Ticker: Share Price: Primary Shares Outstanding: Primary Market Capitalization: Annual Dividend/Yield: NYSE / “VR” $36.59 107,688,755 $3.94 billion $1.20 per share (3.28%)

4 • Since commencing operations in late 2005, Validus has established market leading positions both in Bermuda and at Lloyd’s • Business plan since formation has been to focus on short-tail lines which have been and remain the best-priced classes of risk • Maintained a focus on underwriting profits in conjunction with a strong balance sheet • Profitable in every year of operation, 2006 through 2012 • Delivered superior financial results since 2007 IPO, outperforming short-tail Bermuda peers as measured by growth in diluted book value per share plus accumulated dividends • Active capital management, returning $1.68 billion to investors through repurchases and dividends from VR’s 2007 IPO through February 11, 2013 Validus – Key Accomplishments

5 Validus Shareholders’ Equity vs. Selected Peers Peer Comparison – Q4 2012 Common Shareholders’ Equity in $US Billions Source: SNL Financial and Company reports.

6 Validus - $2.3 Billion of Managed Gross Premium Written in 2012 Validus Re and AlphaCat - $1.3 billion Talbot - $1.1 billion a) $2.3 billion consolidated managed gross premiums written reflects $65.8 million of intersegment eliminations. Validus Re Consolidated managed gross premiums written and Talbot Holdings gross premiums written do not. Marine 37% Property 20% War 17% Onshore Energy 10% Aviation 9% Fin. Inst 3% Other 4% Property Cat XOL 46% AlphaCat 12% Other Property 14% Marine 20% Specialty 8%

Validus Bermuda – Access to Multiple Sources of Underwriting Capital

$5.0 Billion of Underwriting Capital



Validus Re
$4,089
PαCRe
$486
Managed ILS Funds
$355
AlphaCat Re
$307

- Primary Validus operating entity in Bermuda
- Rated "A (Excellent)" by A.M. Best

- Capitalized in April 2012
- Rated "A- (Excellent)" by A.M. Best

- Formed in 2008
- Provide targeted exposure based on investor risk/return appetite
- $210 million of third party capital

- Includes AlphaCat Re 2012 and 2013
- Sidecars scaled to meet market demand
- Invest in collateralized property catastrophe reinsurance and short-tail specialty insurance

VALIDUS GROUP

The sum of the individual entities is greater than the total underwriting capital of $5.0 billion due to the cross ownership between Validus Re and some of the other entities.
Capital in ($ millions) as of January 1, 2013

7

8 Source: Lloyd’s of London, Aon Benfield and Company Reports. Converted at rate of exchange £1.00 = $1.62 Validus Presence at Lloyd’s – 2013 Syndicate Capacity of Bermuda Peers 1,004 567 470 381 324 292 224 124 0 200 400 600 800 1,000 1,200 ($ in millions)

9 U.S. Property Catastrophe Rate on Line Index Property Catastrophe Rate Environment a) Index value of 100 in 1990. Source: Guy Carpenter. 111% 133% 152% 173% 154% 145% 255% 233% 195% 215% 190% 184% 202% 210% 100% 125% 150% 175% 200% 225% 250% 275% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013

10 a) Rate index reflects the whole account rate change, as adjusted for changes in exposure, inflation, attachment point and terms and conditions. Talbot Composite Rate Index – The Benefits of Cycle Management 100% 126% 187% 208% 206% 204% 218% 207% 197% 210% 209% 215% 221% 224% 75.0% 100.0% 125.0% 150.0% 175.0% 200.0% 225.0% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013

11 12.9% Compound Annual Growth in Diluted BVPS From Company Formation Through December 31, 2012 Growth in Diluted Book Value Per Share Plus Accumulated Dividends $16.93 $19.73 $24.00 $24.58 $31.28 $35.46 $35.76 $39.70 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 $28.00 $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 $42.00 31-Dec-2005 31-Dec-2006 31-Dec-2007 31-Dec-2008 31-Dec-2009 31-Dec-2010 31-Dec-2011 31-Dec-2012 Growth in Diluted Book Value Per Share Plus Accumulated Dividends

12 a) VR starting point is Pro Forma diluted BVPS at June 30, 2007 of $20.89 as reported in the IPO Prospectus. b) Diluted book value per share calculation includes impact of quarterly dividends. Source: SNL Financial and Company reports. From VR IPO Through December 31, 2012 Compound Growth in Diluted Book Value per Share Versus Peers

13 a) A full explanation and disclaimer is contained in the note on non-GAAP financial and other measures found in the Appendix hereto. b) Note that the PML data presented reflects the incorporation of RMS 11. Transparent Risk Disclosure – January 1, 2013 Portfolio Probable Maximum Losses by Zone and Peril Zones Perils 20 year return period 50 year return period 100 year return period 250 year return period Validus Re Net Maximum Zonal Aggregate United States Hurricane 514,222 777,009 966,854 1,215,660 1,874,391 California Earthquake 77,886 214,532 336,669 480,154 1,507,979 Europe Windstorm 140,004 323,781 483,676 756,034 1,713,252 Japan Earthquake 108,119 176,565 223,776 329,110 803,291 Japan Typhoon 70,326 158,377 257,302 379,287 954,543 (Expressed in thousands of U.S. Dollars) Consolidated (Validus Re and Talbot) Estimated Net Loss 1:100 year PML equal to 20.1% of quarter end capital, 24.0% of shareholders’ equity

Realistic Disaster Scenarios

Consolidated (Validus Re and Talbot) Realistic Disaster Scenarios (RDS)
Estimates as of July 1, 2012 (Expressed in millions of U.S. Dollars)

Type	Catastrophe Scenarios	Description	Estimated Consolidated Net Loss (Validus Re and Talbot) $ US	% of latest 12 Months Consolidated Net Premiums Earned
Terrorism	Rockefeller Center	Midtown Manhattan suffers a 2-tonne conventional bomb blast	256.3	13.7%
Terrorism	Exchange Place	Lower Manhattan suffers a 2-tonne conventional bomb blast	168.9	9.0%
Marine	Marine collision in Prince William Sound	Fully laden tanker collides with a cruise vessel in Prince William Sound	169.7	9.1%
Marine	Major cruise vessel incident	US-owned cruise vessel sunk or severely damaged	111.3	5.9%
Marine	Loss of major complex	Total loss to all platforms and bridge links of a major oil complex	143.1	7.6%
Aviation	Aviation collision	Collision of two aircraft over a major city	60.9	3.3%
Satellite	Proton flare	Large single or sequence of proton flares results in loss to all satellites in synchronous orbit	26.3	1.4%
Satellite	Generic defect	Undetected defect in a number of operational satellites causing major loss	32.9	1.8%
Liability	Professional lines	Failure or collapse of a major corporation	24.1	1.3%
Liability	Professional lines	UK pensions mis-selling	15.6	0.8%
Political Risks	South East Asia	Chinese economy has a "hard landing" with sharp fall in growth rates; regional contagion	335.8	17.9%
Political Risks	South America	Severe economic crisis in Brazil due to political upheaval; regional contagion	186.7	10.0%
Political Risks	Middle East	US and Iran escalate into military confrontation; regional contagion	130.3	7.0%
Political Risks	Russia	The Russian corporate sector struggles to deal with the effects of crashing commodity and stock prices	96.7	5.2%
Political Risks	Turkey	Severe economic crisis in Turkey due to political upheaval	141.2	7.5%
Political Risks	Nigeria	Severe economic, political and social crisis in Nigeria leads to widespread civil unrest	48.6	2.6%

VALIDUS GROUP

14

a) A full explanation and disclaimer is contained in the note on non-GAAP financial and other measures found in the Appendix hereto.

15 Validus – Active Capital Management • Special dividend in the amount of $2.00 per share • A 20% increase in the regular quarterly dividend to $0.30 from $0.25 per share • An increase in the common share repurchase authorization to $500.0 million Capital Management to Date $1.68 billion Capital Management Actions Announced February 2013 1,206.8 469.8 Share Repurchase Common Share Dividend

16 Full Year Highlights 7.9% increase in managed gross premiums written (7.5% at Validus Re Consolidated and 6.4% at Talbot) 11.3% ROAE and 9.2% net operating ROAE a) VR diluted book value per share, operating income, managed gross premiums written and operating ROAE are non-GAAP financial measures. b) ROAE and operating ROAE are presented on an annualized basis. 86.8% combined ratio (78.2% at Validus Re, 54.2% at AlphaCat and 89.9% at Talbot) Net income available to Validus of $408.4 million and diluted EPS of $3.99 Net operating income available to Validus of $333.8 million and diluted operating EPS of $3.26 Diluted book value per share of $35.22 12.2% growth (including dividends) in 2012 Full Year 2012 Financial Results

17 Hurricane Sandy – Validus Net Loss of $333.1 million Validus Re Talbot Total Property 208.4 44.3 252.8 Marine 38.3 25.2 63.5 Specialty 1.1 7.2 8.4 AlphaCat 8.4 0.0 8.4 Total 256.3 76.8 333.1 • Validus estimated industry loss from Hurricane Sandy is greater than $25 billion • Validus is a significant writer of both property and marine classes Note (1) The AlphaCat segment’s non consolidated affiliates incurred net loss and loss expenses of $8.4 million related to Hurricane Sandy for the three months ended December 31, 2012. These losses are accounted for as investments in operating affiliates.

18 Completed Acquisition of Flagstone Reinsurance Holdings S.A. • Flagstone January 1 business renewed on Validus Reinsurance balance sheet • The aggregate purchase price paid for Flagstone was $646.0 million for adjusted net assets acquired of $695.7 million • The transaction was accretive to our December 31, 2012 book value by $0.30 per diluted share and $0.45 per tangible diluted share • The actual PGAAP balance sheet adjustments did not materially differ from the previously announced estimate of $135.0 million

19 Investment Portfolio at December 31, 2012 • Total cash and invested assets of $7.98 billion – Emphasis on the preservation of invested assets – Provision of sufficient liquidity for prompt payment of claims – Comprehensive portfolio disclosure • Average portfolio rating of AA- • Duration of 1.34 years • Quarterly average investment yield: 1.53% 29.3% 15.2% 13.8% 8.4% 7.7% 7.4% 7.0% 4.9% 3.8% 1.3% 0.7% 0.5% 0.0% Short term and cash U.S. corporate U.S. Govt. and Agency Bank loans ABS Non-U.S. corporate Other Agency RMBS Non-U.S. Govt. and Agency Non-Agency RMBS Cat bonds State and local CMBS 0% 10% 20% 30%

20 Gross Loss Reserves at December 31, 2012 • Gross reserves for losses and loss expenses of $3.52 billion: – $3.08 billion net of reinsurance • IBNR represents 51.1% of reserves: – $361.0 million of notable losses in Q4 2012 • Favorable reserve development: – Talbot favorable development of $37.4 million in Q4 2012 – Validus Re favorable development of $19.8 million in Q4 2012 Favorable Reserve Development in $US Millions Validus Gross Reserve Mix Case Reserves 48.9% IBNR Reserves 51.1% 156.6 156.1 175.0 42.8 30.4 37.6 49.8 57.2 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 200.0 2010 2011 2012 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012

21 • International reinsurance and insurance business • Size and scale to compete effectively • Active capital management • Three distinct yet complementary operating segments • Focused on short-tail classes of reinsurance and insurance • Leadership position in property catastrophe reinsurance • Able to expand market profile through use of third party capital • Profitable in every year since inception • Short duration, highly liquid, conservative balance sheet • Transparent risk disclosure Conclusion – Well Positioned for 2013 and Beyond

APPENDIX Investor Presentation

23 Balance Sheets (Expressed in thousands of U.S. Dollars) December 31, 2009 December 31, 2010 December 31, 2011 December 31, 2012 Assets Fixed maturities 4,869,378$ 4,823,867$ 4,894,145$ 5,085,334$ Short-term investments 481,766 273,514 280,191 1,114,250 Other investments 37,615 21,478 16,787 564,448 Cash and cash equivalents 387,585 620,740 832,844 1,219,379 Total investments and cash 5,776,344 5,739,599 6,023,967 7,983,411 Goodwill and Intangible assets 143,448 139,286 135,124 130,962 Other assets 1,099,348 1,181,993 1,459,380 1,905,891 Total assets 7,019,140$ 7,060,878$ 7,618,471$ 10,020,264$ Liabilities Reserve for losses and loss expenses 1,622,134$ 2,035,973$ 2,631,143$ 3,517,573$ Unearned premiums 724,104 728,516 772,382 894,362 Other l iabilities 351,982 254,884 229,739 365,423 Senior notes payable - 246,874 246,982 247,090 Debentures payable 289,800 289,800 289,800 540,709 Total liabilities 2,988,020$ 3,556,047$ 4,170,046$ 5,565,157$ Shareholders' equity Capital 2,693,309$ 1,872,656$ 1,904,696$ 2,176,411$ Retained earnings 1,337,811 1,632,175 1,543,729 1,844,416 Total shareholders' equity available to Validus 4,031,120 3,504,831 3,448,425 4,020,827 Noncontrolling interest - - - 434,280 Total shareholders' equity 4,031,120 3,504,831 3,448,425 4,455,107 Total liabilities and shareholders' equity 7,019,140$ 7,060,878$ 7,618,471$ 10,020,264$ Debt to capital ratio 0.0% 6.1% 6.2% 4.7% Debt and hybrid to capital ratio 6.7% 13.3% 13.5% 15.0% Investments and cash to equity 143.3% 163.8% 174.7% 179.2%

Impact of Notable Losses During the Quarter – 2012 Q4

Event In $US (000)s	Description	Validus Re	Talbot	Total	Loss/LAE Net of Reinstate. Premium (b)	Total (% of NPE) (a)
Hurricane Sandy	Windstorm	282,603	78,433	361,036	324,642	72.3%
Total		282,603	78,433	361,036	324,642	72.3%

Note: The AlphaCat segment's non consolidated affiliates incurred net loss and loss expenses of $8.4 million related to Hurricane Sandy for the three months ended December 31, 2012. These losses are not included in the table above as the entities are accounted for as investments in operating affiliates. Therefore, when added to the $324.6 million above, Validus' estimated losses of $333.1 million remains unchanged.

VALIDUS GROUP

(a) Based on total notable losses excluding the effect of the reinstatement premium.

(b) Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $36.4 million for the three months ended December 31, 2012.

24

Net Operating Income Reconciliation

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation

Net Operating Income (Loss) available (attributable) to Validus, Net Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity

(Expressed in thousands of U.S. Dollars, except share and per share information)

	Three months ended		Year ended	
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net (loss) income (attributable) available to Validus	$ (90,716)	$ 27,324	$ 408,438	$ 21,329
Adjustments for:				
Gain on bargain purchase, net of expenses (a)	(21,485)	-	(17,701)	-
Net realized losses (gains) on investments	4,516	(5,355)	(18,233)	(28,532)
Net unrealized losses (gains) on investments	35,857	(2,159)	(17,585)	19,991
Loss from investment affiliate	406	-	964	-
Foreign exchange (gains) losses	(1,181)	(266)	(4,798)	22,124
Transaction expenses (b)	-	3,850	-	17,433
Net (loss) attributable to noncontrolling interest	(28,193)	-	(17,253)	-
Net operating (loss) income (attributable) available to Validus	(100,796)	23,394	333,832	52,345
less: Dividends and distributions declared on outstanding warrants	(1,572)	(1,728)	(6,693)	(7,644)
Net operating (loss) income (attributable) available to Validus, adjusted	$ (102,368)	$ 21,666	$ 327,139	$ 44,701
Net (loss) income per share (attributable) available to Validus - diluted	(0.94)	0.25	3.99	0.14
Adjustments for:				
Gain on bargain purchase, net of expenses (a)	(0.23)	-	(0.17)	-
Net realized losses (gains) on investments	0.05	(0.06)	(0.18)	(0.28)
Net unrealized losses (gains) on investments	0.37	(0.02)	(0.17)	0.19
Loss from investment affiliate	-	-	0.01	-
Foreign exchange (gains) losses	(0.01)	-	(0.05)	0.22
Transaction expenses	-	0.04	-	0.17
Net (loss) attributable to noncontrolling interest	(0.29)	-	(0.17)	-
Net operating (loss) income per share (attributable) available to Validus - diluted	$ (1.05)	$ 0.21	$ 3.26	$ 0.44
Weighted average number of common shares and common share equivalents	97,688,338	101,324,291	102,384,923	100,928,284
Average shareholders' equity available to Validus	3,827,340	3,426,093	3,624,090	3,424,153
Annualized net operating return on average equity	-10.5%	2.7%	9.2%	1.5%

VALIDUS GROUP

25

26 a) Weighted average exercise price for those warrants and stock options that have an exercise price lower than book value per share. b) Using the "as-if-converted" method, assuming all proceeds received upon exercise of warrants and stock options will be retained by the Company and the resulting common shares from exercise remain outstanding. Diluted Book Value Per Share Reconciliation (Expressed in thousands of U.S. Dollars, except share and per share information) Equity amount Shares Exercise Price (a) Book value per share Book value per common share, reported Book value per common share Total shareholders' equity available to Validus 4,020,827$ 107,921,259 37.26$ Diluted book value per common share Total shareholders' equity available to Validus 4,020,827$ 107,921,259 Assumed exercise of outstanding warrants (b) 118,015 6,410,472 18.41$ Assumed exercise of outstanding stock options (b) 37,745 1,823,947 20.69$ Unvested restricted shares - 2,443,631 Diluted book value per common share 4,176,587$ 118,599,309 35.22$ December 31, 2012

27 In presenting the Company’s results herein, management has included and discussed certain schedules containing underwriting income (loss), net operating income (loss) available (attributable) to Validus, managed gross premiums written, annualized return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. We believe that these measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. The underwriting results of an insurance or reinsurance company are often measured by reference to its underwriting income because underwriting income indicates the performance of the company’s core underwriting function. Underwriting income is reconciled to net income by the addition or subtraction of net investment income (loss), finance expenses, transaction expenses, net realized gains (losses) on investments, net unrealized gains (losses) on investments, income (loss) from investment affiliates and foreign exchange gains (losses). Net operating income (loss) available (attributable) to Validus is calculated based on net income (loss) available (attributable) to Validus excluding net realized gains (losses), net unrealized gains (losses) on investments, income (loss) from investment affiliates, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Net income is the most directly comparable GAAP measure. Net operating income focuses on the underlying fundamentals of our operations without the influence of realized gains (losses) from the sale of investments, net unrealized gains on investments, translation of non-US$ currencies and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Managed gross premiums written represents gross premiums written by the Company and its operating affiliates. Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting. Diluted book value per share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding stock options and warrants, divided by the sum of unvested restricted shares, stock options, warrants and share equivalents outstanding (assuming their exercise). Reconciliations to the most comparable GAAP measure for both net operating income and diluted book value per share can be found in the Company’s latest earnings press release. Net loss estimates and zonal aggregates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set forth herein are based on an Occurrence basis on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily accurately predict actual losses, and may significantly mis-estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses. The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers’ compensation, and personal accident contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as second-event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, there can be no assurance that such third party models are free of defects in the modeling logic or in the software code. Commencing in January 2012, the Company incorporated RMS version 11 as part of its vendor models. Notes on Non-GAAP and Other Financial and Exposure Measures

28 The Company has presented the Company Realistic Disaster Scenarios for non-natural catastrophe events. Twice yearly, Lloyds' syndicates, including the Company's Talbot Syndicate 1183, are required to provide details of their potential exposures to specific disaster scenarios. Lloyds' makes its updated Realistic Disaster Scenarios (RDS) guidance available to the market annually. The RDS scenario specification document for 2011 can be accessed at the RDS part of the Lloyd's public website: http://www.lloyds.com/The-Market/Tools-and-Resources/Research/Exposure-Management/Realistic-Disaster-Scenarios. The Consolidated Net Premiums Earned used in the calculation represent the latest 12 months of net premiums earned up to December 31, 2012. Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above. Should an event occur, the modeled outcomes may prove inadequate, possibly materially so. This may occur for a number of reasons including, legal requirements, model deficiency, non-modeled risks or data inaccuracies. A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal reinsurance failure or dispute. Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore, the number of claims or events which may be recovered from second or subsequent events is limited. It should also be noted that renewal dates of the reinsurance program do not necessarily coincide with those of the inwards business written. Where original business is not protected by risks attaching reinsurance or retrocession programs, the programs could expire resulting in an increase in the possible net loss retained by the Company. Investors should not rely on the information set forth in this presentation when considering an investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth herein speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events. The events presented reflect a specific set of proscribed calculations and do not necessarily reflect all events that may impact the Company. Validus Re’s influential position in reinsurance referenced on page 4 is based on the latest available Bermuda Monetary Authority Class 4 Company filings and SNL Financial, except as follows where such data was not disclosed. . Notes on Non-GAAP and Other Financial and Exposure Measures – Continued

Street Address: 29 Richmond Road Pembroke, Bermuda Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, Bermuda HM 11 Telephone: +1-441-278-9000 Email: investor.relations@validusholdings.com For more information on our company, products and management team please visit our website at: www.validusholdings.com